Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the inclusion in this Registration Statement on Form S-4 of our auditors’ report dated November 30, 2021 on the consolidated financial statements of Rumble Inc. and its subsidiaries (the “Company”) for the years ended December 31, 2020 and 2019 (which report expresses an unqualified opinion).

/s/ MNP LLP

Chartered Professional Accountants

Licensed Public Accountants

Toronto, Canada

February 14, 2022